Exhibit 5.1

250 Vesey Street ● New York, New York 10281.1047

Telephone: +1.212.326.3939 • jonesday.com

December 3, 2025

Omnicom Group Inc.

280 Park Avenue

New York, New York 10017

Re:	Registration Statement on Form S-4 Filed by Omnicom Group Inc. Relating to the Exchange Offers (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Omnicom Group Inc., a New York corporation (the “Issuer”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offers”) of (i) up to $451,426,000 aggregate principal amount of 4.650% Senior Notes due 2028 (the “2028 Exchange Notes”) for an equal principal amount of 4.650% Senior Notes due 2028 of the Issuer outstanding on the date hereof (the “Outstanding 2028 Notes”); (ii) up to $591,859,000 aggregate principal amount of 4.750% Senior Notes due 2030 (the “2030 Exchange Notes”) for an equal principal amount of 4.750% Senior Notes due 2030 of the Issuer outstanding on the date hereof (the “Outstanding 2030 Notes”); (iii) up to $457,358,000 aggregate principal amount of 2.400% Senior Notes due 2031 (the “2031 Exchange Notes”) for an equal principal amount of 2.400% Senior Notes due 2031 of the Issuer outstanding on the date hereof (the “Outstanding 2031 Notes”); (iv) up to $278,341,000 aggregate principal amount of 5.375% Senior Notes due 2033 (the “2033 Exchange Notes”) for an equal principal amount of 5.375% Senior Notes due 2033 of the Issuer outstanding on the date hereof (the “Outstanding 2033 Notes”); (v) up to $494,331,000 aggregate principal amount of 3.375% Senior Notes due 2041 (the “2041 Exchange Notes”) for an equal principal amount of 3.375% Senior Notes due 2033 of the Issuer outstanding on the date hereof (the “Outstanding 2041 Notes”); and (vi) up to $491,657,000 aggregate principal amount of 5.400% Senior Notes due 2048 (collectively with the 2028 Exchange Notes, the 2030 Exchange Notes, the 2031 Exchange Notes, the 2033 Exchange Notes and the 2041 Exchange Notes, the “Exchange Notes”) for an equal principal amount of 5.400% Senior Notes due 2048 of the Issuer outstanding on the date hereof (collectively with the Outstanding 2028 Notes, the Outstanding 2030 Notes, the Outstanding 2031 Notes, the Outstanding 2033 Notes and the Outstanding 2041 Notes, the “Outstanding Notes”). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of February 21, 2020 (the “Base Indenture”), by and among the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented, including by the Fifth Supplemental Indenture, dated as of December 2, 2025 (the “Supplemental Indenture,” together with the Base Indenture, the “Indenture”), by and between the Issuer and the Trustee.

AMSTERDAM ● ATLANTA ● BEIJING ● BOSTON ● BRISBANE ● BRUSSELS ● CHICAGO ● CLEVELAND ● COLUMBUS ● DALLAS

DETROIT ● DUBAI ● DÜSSELDORF ● FRANKFURT ● HONG KONG ● HOUSTON IRVINE ● LONDON ● LOS ANGELES ● MADRID

MELBOURNE ● MEXICO CITY ● MIAMI ● MILAN ● MINNEAPOLIS ● MUNICH ● NEW YORK ● PARIS ● PERTH ● PITTSBURGH

SAN DIEGO ● SAN FRANCISCO ● SÃO PAULO ● SHANGHAI ● SILICON VALLEY ● SINGAPORE ● SYDNEY ● TAIPEI ● TOKYO ● WASHINGTON

Omnicom Group Inc.

December 3, 2025

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Issuer, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the applicable Outstanding Notes in accordance with the terms of the Exchange Offers, will constitute valid and binding obligations of the Issuer.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that: (i) the Trustee has authorized, executed and delivered the Indenture; (ii) the Outstanding Notes have been, and the Exchange Notes will be, duly authenticated by the Trustee in accordance with the Indenture; and (iii) the Indenture is a valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Issuer and others. The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Omnicom Group Inc.

December 3, 2025

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day